Exhibit D


                                 GUARANTEE AGREEMENT


                    THIS GUARANTEE AGREEMENT, dated February 28, 1995, of YPF Sociedad Anonima, a corporation (sociedad anonima) organized and existing under the laws of the Republic of Argentina, with principal executive offices located at Avenida Pte. R. Saenz Pena 777, 1364 Buenos Aires, Argentina (hereinafter called the "Guarantor"), in favor of The Prudential Insurance Company of America (hereinafter called "Prudential") and Prudential's successors and assigns who are the registered owners of shares of $9.75 Cumulative Convertible Preferred Stock (hereinafter called the "Shares") of Maxus Energy Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company") acquired in compliance with
          Section 3 of the 1995 Agreement hereinafter referred to (Prudential and all such successors and assigns being hereinafter sometimes collectively called the "Obligees").

                                       RECITALS

                    On February 1, 1987 Prudential and the Company entered into a Preferred Stock Purchase Agreement, dated February 1, 1987 (hereinafter called the "Original Stock Purchase Agreement") providing for the issuance to Prudential of 3,000,000 of the Shares. The Original Stock Purchase Agreement was subsequently amended by agreements between the Company and Prudential dated February 8, 1987 (hereinafter called the "First Amendment"), and April 12, 1990 (hereinafter called the "Existing Second Stock Purchase Agreement"), and pursuant to the Existing Second Stock Purchase Agreement (a) the Company reacquired from Prudential 500,000 of the Shares, and (b) Prudential executed and delivered a Waiver of Certain Equity Offering Rights dated as of April 12, 1990 and a Waiver of Certain Rights Relating to $9.75 Preferred Stock dated June 5, 1990 (hereinafter collectively called the "Waivers"). Prudential is currently the registered owner of all the outstanding Shares.

                    In contemplation of certain Transactions (as said term is defined in the 1995 Agreement hereinafter referred to), including a cash tender offer by a wholly-owned subsidiary of the Guarantor for shares of Common Stock of the Company (the "Tender Offer") as a result of which the Company would become a subsidiary of the Guarantor, the Company and Prudential are entering into an agreement (the "1995 Agreement"), making provision, among other things, with respect to (a) certain consents and waivers by Prudential in connection with the Transactions, (b) certain further amendments of the Original Stock Purchase Agreement, as previously amended, (c) certain amendments of the Existing Second Stock Purchase Agreement, (d) consent to certain amendments of, or, at the request of the Company, waivers with respect to, the Certificate of Designations relating to the Shares, and (e) the termination of the Registration Rights Agreement referred to in the Original Stock Purchase Agreement. The Original Stock Purchase Agreement, as amended as aforesaid (including by the 1995 Agreement), and as the same may be further amended in accordance with the provisions thereof and be in effect from time to time is hereinafter called the "Stock


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          Purchase Agreement"; the Existing Second Stock Purchase
          Agreement, as amended by the 1995 Agreement, and as the same may be further amended in accordance with the provisions thereof and be in effect from time to time is hereinafter called the "Second Stock Purchase Agreement"); and the Certificate of Designations with respect to the Shares, as certain provisions thereof have heretofore been waived and as amended as contemplated by the 1995 Agreement, and as the same may be further amended in accordance with the terms thereof and be in effect from time to time, is hereinafter called the "Certificate of Designations").

                    The 1995 Agreement provides that it is a condition to the effectiveness of the consent and waivers of Prudential with respect to the Transactions, and of the amendments of the Original Stock Purchase Agreement and the Existing Stock Purchase Agreement, and of the consent of Prudential to the amendments of, or, at the request of the Company, waivers with respect to, the Certificate of Designations, and of the termination of the Registration Rights Agreement, therein provided for, that the Guarantor execute and deliver to Prudential a guarantee agreement substantially in the form hereof, and the Guarantor is willing to give its guarantee of the Obligations (as hereinbelow defined) on the terms and conditions hereinbelow set forth.

                    NOW, THEREFORE, this Agreement

                                 W I T N E S S E T H:

                    For and in consideration of the execution and delivery by Prudential of the 1995 Agreement, and the taking by Prudential of the actions specified therein to be taken by it, the Guarantor does hereby covenant and agree, for the benefit of Prudential and each of the other Obligees from time to time, as follows:

                    1.   Guarantee.  The Guarantor unconditionally and
                         ---------
          irrevocably guarantees to each Obligee the due and punctual payment and performance of each and every obligation of the Company to such Obligee (hereinafter collectively called the "Obligations") under (a) the Stock Purchase Agreement, (b) the Second Stock Purchase Agreement, and (c) the Certificate of Designations (the instruments referred to in the foregoing clauses (a), (b) and (c) being sometimes hereinafter called the "Guaranteed Instruments"), in each case (as to monetary Obligations) when and as the same shall become due and payable (without regard, in the case of dividend and redemption payments on the Shares, to whether the Company shall have funds legally available therefor, the Board of Directors of the Company shall have taken any action with respect thereto, or the Company shall otherwise be under any legal disability in respect of making such payments), or (as to non-monetary Obligations) when performance thereof shall be due, in accordance with the terms of the Stock Purchase Agreement, the Second Stock Purchase Agreement or the Certificate of Designations, as the case may be. In the case of the failure of the Company punctually to make any such payment or to render any such performance, the Guarantor hereby unconditionally agrees to cause any such payment to be made or performance to be rendered, as the case may be, punctually when and as the same shall become due, all as if such payment or performance were made or rendered by the Company.

                    2.   Certain Waivers; Unconditionality.  The Guarantor
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          waives (to the extent permitted by applicable law) notice of acceptance of the guaranties set forth herein, of any


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          action taken or omitted in reliance hereon or of any default in the payment or in the performance of any Obligations guaranteed hereby.

                    The Guarantor hereby agrees that its obligations under this Agreement (in respect of monetary Obligations) constitute a present and continuing guarantee of payment and not of collectibility, and that its obligations hereunder with respect to payment and performance of the Obligations shall be absolute and unconditional, and to the extent permitted by applicable law, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company, any Obligee or any other person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or consent thereto), including, without limitation: (a) any amendment or modification of or supplement to any provision of this Agreement or any of the Guaranteed Instruments, or any assignment or transfer thereof or of any Shares to another Obligee, including, without limitation, any renewal or extension of the terms of payment of any monetary Obligation or the granting of time in respect of any payment thereof, or any furnishing or acceptance of security or any release of any security so furnished or accepted for any such Obligation; (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or any of the Guaranteed Instruments, or any exercise or nonexercise of any right, remedy or power in respect hereof or thereof; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company, or any other person, or the properties or creditors of any of them; (d) any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement or any of the Guaranteed Instruments or any other agreement; (e) any transfer of any assets to or from the Company, including, without limitation, any transfer or purported transfer to the Company from any person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of the Company; (f) any failure on the part of the Company or any other person to perform or comply with any term of any of the Guaranteed Instruments, this Agreement or any other agreement; (g) any suit or other action brought by any stockholders or creditors of, or by, the Guarantor or the Company or any other person for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any issue, manner or thing in respect of this Agreement, any of the Guaranteed Instruments or any other agreement; (h) any lack or limitation of status or of power, incapacity or disability of the Guarantor, the Company or of any director or agent of either of them; (i) there not being funds legally available to the Company on any Quarterly Dividend Payment Date (as defined in the Certificate of Designations) for the payment on such date of a dividend on the Shares, or on any February 1 for the making on such date of any redemption payment in respect of the Shares as required by
          Section 5(b) of the Certificate of Designations; (j) the Board of Directors of the Company not having taken any action with respect thereto; or (k) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

                    3.   Subrogation; Limitations Thereon.  The Guarantor
                         --------------------------------
          hereby agrees that if it shall make any payment or render any performance in respect of any Obligation, it shall,


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          to the extent permitted by applicable law, be subrogated to the rights of the Obligee to which such payment was made or performance rendered; provided, however, that such rights of
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          subrogation and all indebtedness and claims arising therefrom shall be, and the Guarantor agrees that it is, and shall at all times be, in all respects subordinate and junior to the prior payment in full, in cash, of all monetary Obligations which shall have become due in respect of which payment was not made and the prior performance in full of all non-monetary Obligations which shall have become due in respect of which performance not rendered. The Guarantor agrees that the foregoing right of subrogation shall not be effective until, and that it shall not be entitled to receive any payment, under any condition, in respect of any such subrogated claim unless and until, all Obligations the payment or performance of which shall have become due shall have been paid in full in cash or funds for their payment shall have been duly and sufficiently provided, or such performance shall have been duly and fully rendered, as the case may be.

                    4.   Further Waivers; Reinstatement; Expenses.  The
                         ----------------------------------------
          Guarantor waives any right it may have to require any Obligee to proceed against the Company or against any other party prior to making any claim under this Agreement. The Guarantor agrees that its guaranties herein contained shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or the Guarantor is rescinded or must be otherwise restored by any Obligee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                    Without limiting the generality of the foregoing, if the Obligees are prevented by applicable law from exercising remedies otherwise available to them in respect of any Guaranteed Instrument, to the fullest extent permitted by applicable law the Obligees shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the payment or performance which would have otherwise been due had such remedies been exercised.

                    The Guarantor shall pay each Obligee such further amounts as shall be sufficient to cover the reasonable costs and expenses of collecting any sums due under this Agreement or any of the Guaranteed Instruments, or of otherwise enforcing the same, including, in any case, reasonable compensation to its attorneys for all services rendered in that connection.

                    5.   Representations and Warranties.  The Guarantor
                         ------------------------------
          represents and warrants that (a) it is a sociedad anonima (corporation) duly existing and incorporated in the City of Buenos Aires, Argentina, with a term of duration expiring on June 15, 2093, and registered with the Public Registry of Commerce on June 15, 1993 under number 5109, Book 13, Volume A of Local By-Laws; (b) it has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and, when executed and delivered, this Agreement will constitute its valid and binding obligation under the laws of Argentina, to the extent applicable hereto, enforceable in accordance with its terms , except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally; and (c) such execution, delivery and performance do not require any consent or approval of any governmental authority of or in Argentina, except such as has been obtained and is valid and sufficient for its purpose, and do not constitute a breach or violation of, or a default under, any provision of (i) its organic documents, (ii) any law, rule, regulation or decree, or any order, writ or judgment, of any


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          court or governmental authority of or in Argentina binding upon it, or to which it is subject, or (iii) any agreement, or other instrument to which it is a party, or to which it or its properties are subject.

                    6.   Consent to Jurisdiction and Service of Process.
                         ----------------------------------------------
          (a) The Guarantor consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Guarantor and may be enforced in any court to the jurisdiction of which the Guarantor is subject by suit upon such judgment; provided that service of process is effected upon the
                    --------
          Guarantor in the manner provided in this Agreement. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Agreement may be instituted in any competent court in Argentina.

                         (b) The Guarantor agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against the Guarantor in any court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation System at 1633 Broadway, New York, New York 10019, whom the Guarantor irrevocably appoints as its authorized agent for service of process. The Guarantor represents and warrants that CT Corporation System has agreed to act as the Guarantor's agent for service of process. The Guarantor agrees that such appointment shall be irrevocable so long as this Agreement shall remain in effect or until the irrevocable appointment by the Guarantor of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to be the Guarantor's agent for service of process, the Guarantor shall appoint without delay another such agent and provide prompt written notice to the Obligees, to the extent known to it, of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Guarantor for service of process, and written notice of such service to the Guarantor, shall be deemed, in every respect, effective service of process upon the Guarantor.

                         (c) Nothing in this paragraph 6 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.


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                    7.   Payments of Additional Amounts.  All payments in
                         ------------------------------
          respect of this Agreement, including, without limitation, payments of dividend amounts and redemption amounts, shall be made by the Guarantor without withholding or deduction for or on account of any present or future taxes, duties, levies, or other governmental charges of whatever nature in effect on the date of this Agreement or imposed or established in the future by or on behalf of Argentina or any authority in Argentina. In the event any such taxes or liabilities are so imposed or established, the Guarantor shall pay such additional amounts as may be necessary in order that the net amounts receivable by the Obligees after any withholding or deduction in respect of such tax or liability shall equal the amounts that would have been receivable in respect of this Agreement in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any withholding or deduction on any security to, or to a third party on behalf of, an Obligee for or on account of any such taxes or liabilities that have been imposed by reason of the Obligee being a resident of Argentina or having some connection with Argentina other than the mere holding of the Shares or the receipt of dividend payments in respect thereof. Furthermore, no additional amounts shall be paid with respect to any payment under this Agreement to an Obligee that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the Obligee.

                    8.   Governing Law.  This Agreement is being delivered
                         -------------
          and is intended to be performed in the State of New York, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such State.

                    9.   Effectiveness.  This Agreement shall take effect
                         -------------
          upon (and concurrently with) the merger into the Company of the wholly-owned subsidiary of the Guarantor which shall have acquired shares of the Common Stock of the Company in the Tender Offer.

                    10.  Survival of Representations and Warranties.  All
                         ------------------------------------------
          representations and warranties contained herein or made in writing by the Guarantor or Prudential in connection herewith shall survive the execution and delivery of this Agreement and any disposition of the Shares.

                    11.  Successors and Assigns.  All covenants and
                         ----------------------
          agreements in this Agreement contained shall bind and inure to the benefit of (a) the Guarantor and its successors and assigns and (b) the Obligees. This Agreement shall not be assignable, in whole or in part by any Obligee, except to another Obligee, without the prior written consent of the Guarantor.

                    12.  Notices.  All communications provided for
                         -------
          hereunder shall be sent by first class mail and (a) if to Prudential, addressed to it in care of Prudential Capital Group, 1201 Elm Street, Suite 4900, Dallas, Texas 75270, Attention:
          Managing Director, or to such other address as it may have designated to the Guarantor and the Company in writing, (b) if to any other Obligee, addressed to such Obligee at the address of such Obligee in the stock record books of the Company, (c) if to the Guarantor, at its address set forth in the prefatory paragraph of this Agreement, Attention: President, or to such other address as it shall have designated to the Obligees in writing, and (d) if to the Company, addressed to it at: 717 North Harwood Street, Dallas, Texas 75201, Attention: Secretary, or to such other address or


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          addresses as the Company may have designated in writing to you and each other holder of any of the Shares at the time outstanding.

                    13.  Descriptive Headings.  The descriptive headings of
                         --------------------
          the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    14.  Acknowledgment; Counterparts.  By its execution of
                         ----------------------------
          the acknowledgment set forth at the foot hereof Prudential acknowledges the execution and delivery to it of this Agreement as provided in the 1995 Agreement, and confirms the effectiveness of all consents and waivers contained in such agreement effectiveness of which is conditioned upon such execution and delivery. This Agreement and the acknowledgment hereof may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                    IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the day and year first above written.


                                             YPF SOCIEDAD ANONIMA


                                             By:
                                                 --------------------------
                                                 Name:
                                                 Title:

          Execution and delivery hereof
          by the Guarantor acknowledged,
          and effectiveness of certain provisions
          of the 1995 Agreement confirmed,
          as set forth in Section 14 above,
          as of the day and year first above written:

          THE PRUDENTIAL INSURANCE
            COMPANY OF AMERICA


          By
              ------------------------
              Name:
              Title:


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